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                                                                 EXHIBIT 10.18


                            STOCK PURCHASE AGREEMENT

         This Agreement is dated as of October 1, 1999, among World Wide Net, Inc., a Nevada corporation and/or American International Industries, Inc., a Nevada corporation, whose address is 601 Cien Street, Suite 235, Kemah, Texas 77565 (collectively the "Stockholder"), and Cinema Investment Group, Inc., a California corporation ("Purchaser").

         The Purchaser desires to acquire all of the shares of capital stock of Modern Film Effects, Inc., a California corporation (including Digital Research Corp. "D-Rez") with its corporate address at 6860 Lexington Avenue, Hollywood, California 90038 ("Acquired Corporation") from Stockholder in exchange for the consideration set forth in this Agreement, as hereinafter provided and Stockholder desires to effect such exchange.

                                       1.
                        REPRESENTATIONS AND WARRANTIES OF
                      ACQUIRED CORPORATION AND STOCKHOLDER

         Acquired Corporation and Stockholder represent and warrant to the Purchaser as follows:

         1.1 Organization. Acquired Corporation is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, with all requisite power and authority to conduct its business. Acquired Corporation and Stockholder make no representation as to the good standing of Acquired Corporation.

         1.2 Authority to Sell. Acquired Corporation and Stockholder have all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Acquired Corporation and stockholder have been duly taken to authorize the execution, delivery, and performance of this Agreement by Acquired Corporation. Upon the Closing, Purchaser will have good title to all of the capital stock of Acquired Corporation, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

         1.3 Capitalization. The authorized capital stock of Acquired Corporation consists of 100,000,000 shares of Purchaser common stock, $0.001 par value, of which 90,000,000 shares are issued and outstanding. Acquired Corporation has no options, warrants, or other convertible securities outstanding.

                                       2.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to Acquired Corporation and Stockholder as follows:

         2.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to conduct its business.

         2.2 Authority to Sell. Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by Purchaser.

         2.3 Capitalization. The authorized capital stock of Purchaser consists of 100,000 shares of common stock, no par value, of which shares are issued and outstanding. Purchaser has no options, warrants, or other convertible securities outstanding.

         2.4 Business Knowledge. Purchaser acknowledges that it has full knowledge of all aspects of Acquired Corporation's business and affairs and has not relied upon any representations by Stockholder or its assigns, agents, or representatives in entering this Agreement other than those specifically set forth in this Agreement.


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Not withstanding the foregoing, Purchaser acknowledges that Acquired Corporation has granted a perfected security interest to American International Industries, Inc. under that certain security agreement in all the assets of Acquired Corporation securing repayment of any monies paid by American International Industries, Inc. to Southwest Bank of Texas and Sterling National Bank in the event Acquired Corporation defaults on its indebtedness to such entities.

                                       3.
                                    EXCHANGE

         3.1 Terms of Exchange. On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

         (a)      At Closing, Stockholder shall deliver the following:

                  (1) Stockholder shall sell, assign, transfer and convey to Purchaser at the Closing all of the outstanding shares of capital stock of Acquired Corporation; plus

                  (2) Resignations of all officers and directors of Acquired Corporation, except for the resignations of David Miller; plus

                  (3) A Corporate resolution in the form attached as Exhibit A authorizing the transaction; plus

                  (4) All material corporate books and records of Acquired Corporation, including the corporate minute book, the historical audit book, and all asset appraisals.

         (b) In consideration for the shares referred to in Section 3.1(a), Purchaser shall deliver at the Closing the following:

                  (1)      Cash due at closing of $250,000; plus

                  (2) A Corporate resolution in the form attached as Exhibit B authorizing the transaction.

         3.2 Closing. The Closing of the transactions contemplated by Section
3.1 and shall take place at a mutually agreeable location on or before 30 days from the date hereof. The Closing of the transactions contemplated by Section
3.1 is herein called the "Closing."

         3.3 Indemnity Against Liabilities. The parties agree to indemnify each other with respect to any and all claims, losses, liabilities, costs and expenses (including attorney's fees and reimbursable expenses) which may be reasonably incurred by such non-breaching party arising out of a breach by such breaching party of any representations, warranties, covenants or agreements made in this Agreement, the exhibits hereto or any document or instrument delivered in connection with the transactions contemplated hereby.

                                       4.
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of the Purchaser under this Agreement are subject, at the option of the Purchaser, to the following conditions:


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         4.1 Accuracy of Representations and Compliance With Conditions. All
representations and warranties of Acquired Corporation or Stockholder contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Acquired Corporation or Stockholder and regardless of knowledge or lack thereof on the part of Acquired Corporation or Stockholder or changes beyond their control; as of the Closing, Acquired Corporation and Stockholder shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement.

                                       5.
                CONDITIONS TO OBLIGATIONS OF ACQUIRED CORPORATION
                                 AND STOCKHOLDER

         The obligations of Acquired Corporation and Stockholder under this Agreement are subject, at the option of the Acquired Corporation and Stockholder, to the following conditions:

         5.1 Accuracy of Representations and Compliance With Conditions. All representations and warranties of Purchaser contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Purchaser and regardless of knowledge or lack thereof on the part of Purchaser or changes beyond its control; as of the Closing, Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement.

         5.2 Operation of Business Pending Closing. Purchaser agrees from execution of this Agreement until Closing to pay all payroll taxes incurred during such period and to pay all operating expenses incurred during such period.

                                       6.
                COVENANTS AND AGREEMENTS OF ACQUIRED CORPORATION
                                 AND STOCKHOLDER

         Acquired Corporation and Stockholder covenant and agree as follows:

         6.1 Access. Acquired Corporation will afford, and Stockholder will cause Acquired Corporation to afford, the agents, investment bankers, accountants, and other representatives of the Purchaser free and full access to the plans, properties, books, and records of Acquired Corporation, will permit them to make extracts from and copies of such books and records.

         6.2 Conduct of Business. Acquired Corporation will, and Stockholder will cause Acquired Corporation to, conduct their affairs so that at the Closing no representation or warranty of Acquired Corporation or Stockholder will be inaccurate, no covenant or agreement of Acquired Corporation or Stockholder will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Acquired Corporation or Stockholder.


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                                       7.
                      COVENANTS AND AGREEMENTS OF PURCHASER

         The Purchaser covenants and agrees as follows:

         7.1 Public Statements. Before Purchaser shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, it shall cooperate with the Acquired Corporation, shall furnish drafts of all documents or proposed oral statements to the Acquired Corporation for comments, and shall not release any such information without the written consent of the Acquired Corporation. Nothing contained herein shall prevent Purchaser from furnishing any information to any governmental authority if required to do so by law.

         7.2 No Sell Provision. As long as any indebtedness of Acquired Corporation that is currently secured by Stockholder is outstanding, Purchaser agrees not to enter into any consolidation or merger of the Purchaser or Acquired Corporation with or into another corporation, the transfer of 30% or more, in the aggregate, of the voting power of the Purchaser or Acquired Corporation, or the conveyance of all or substantially all of the assets of the Purchaser or Acquired Corporation to another corporation.


                                       8.
                                  MISCELLANEOUS

         8.1 Brokerage and Other Fees. The parties agree that there are no brokerage arrangements or fee obligations, in writing or verbal, with respect to the transaction set forth in this Agreement. Each party shall be responsible for the fees of their respective professionals (including without limitation, legal fees) engaged to assist in the preparation, negotiation and counseling with respect, and relating, to this Agreement, as well as their respective out-of-pocket expenses.

         8.2 Further Actions. At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         8.3 Modification. The Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of the Board of Directors of each corporate party.

         8.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.4). Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a part, address which will be deemed given at the time of receipt thereof.

         8.5 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.


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         8.6 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each party's respective successors, assigns, heirs, and personal representatives.

         8.7 No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 8.6).

         8.8 Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         8.9 Headings. The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         8.10 Counterparts, Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflict of laws.

         8.11 Execution By All Parties Required To Be Binding; Electronically Transmitted Documents. This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed by all parties hereto. If a copy or counterpart of this stipulation is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        PURCHASER:
                                        CINEMA INVESTMENT GROUP, INC.
                                        By:  Neil Kantor
                                             President

                                        STOCKHOLDER:
                                        WORLD WIDE NET, INC.
                                        By:  Daniel Dror
                                             President & C.E.O.

                                        AMERICAN INTERNATIONAL INDUSTRIES, INC.
                                        By:  Daniel Dror
                                             Chairman & C.E.O.

                                        Date:  As of October 1, 1999

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         This Amendment is to the Stock Purchase Agreement ("Agreement") dated as of October 1, 1999, among World Wide Net, Inc., a Nevada corporation and/or American International Industries, Inc., a Nevada Corporation,


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whose address is 601 Cien Street, Suite 235, Kemah, Texas 77565 (collectively the "Stockholders", and Cinema Investment Group, Inc., a California corporation ("Purchaser".)

         The following shall replace section 3.1 of the Agreement in its entirety:

         3.1 Terms of Exchange. On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

         (a)      At Closing, Stockholder shall deliver the following:

                  (1) Stockholder shall sell, assign, transfer and convey to Purchaser at the Closing all of the outstanding shares of capital stock of Acquired Corporation; plus

                  (2) Resignations of all officers and directors of Acquired Corporation, except for the resignations of David Miller and Jordan Friedberg; plus

                  (3) A Corporate resolution in the form attached as Exhibit C authorizing the transaction; plus

                  (4) All material corporate books and records of Acquired Corporation, including the corporate minute book, the historical audit book, and all asset appraisals.

         (b) In consideration for the shares referred to in Section 3.1(a), Purchaser shall deliver at the Closing the following:

                  (1)      Cash due at closing of $250,000; plus

                  (2) A Corporate resolution in the form attached as Exhibit D authorizing the transaction.



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